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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-96625 and 333-73152) pertaining to the VIASYS Healthcare Inc. Equity Incentive Plan, the 2001 Employees' Stock Purchase Plan and the Deferred Compensation Plan for Directors of our reports dated March 15, 2005, with respect to the consolidated financial statements and schedule of VIASYS Healthcare Inc., VIASYS Healthcare Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of VIASYS Healthcare Inc. included in VIASYS Healthcare Inc.'s Annual Report (Form 10-K) for the year ended January 1, 2005.

                                                                                                  /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 15, 2005

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Consent of Independent Registered Public Accounting Firm